Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN AND WESTERN DISTRICTS OF TEXAS

HOUSTON DIVISION

IN RE:	§
§
Memorial Production Partners LP, et al.	§	CASE NO. 17-30262
	§	CHAPTER 11
§
DEBTOR	§

CHAPTER 11 POST-CONFIRMATION REPORT

FOR THE QUARTER ENDING MARCH                    2018

1. ☑ Quarterly or ☐ Final (check one)

2. SUMMARY OF DISBURSEMENTS*:

A. Disbursements made under the plan (itemize on page 3)	$0.00

B. Disbursements not under the plan	$112,741,113.00

Total Disbursements	$112,741,113.00

*ALL DISBURSEMENTS MADE BY THE REORGANIZED DEBTOR, UNDER THE PLAN OR OTHERWISE, MUST BE ACCOUNTED FOR AND REPORTED HEREIN FOR THE PURPOSE OF CALCULATING THE QUARTERLY FEES.

3.	Has the order confirming plan become final?		☑	Yes	☐	No

4.	Are Plan payments being made as required under the Plan?		☑	Yes	☐	No

5.	If “No”, what Plan payments have not been made and why?

	Please explain:	N/A

6.	If plan payments have not yet begun, when will the first plan payment be made? (Date)

7.	What date did the reorganized debtor or successor of the debtor under the plan assume the business or management of the property treated under the plan? 5/4/2017 (Date)

8.	Please describe any factors which may materially affect your ability to obtain a final decree at this time.

None

9.	Complete the form for Plan Disbursements attached.

10. CONSUMMATION OF PLAN:

A. If this is a final report, has an application for Final Decree been submitted*?	INITIALS

☐ Yes Date application was submitted	DATE

☒ No Date when application will be submitted See footnote 1.	UST USE ONLY

*(if required by Local Rule)

B. Estimated Date of Final Payment Under Plan

I CERTIFY UNDER PENALTY OF PERJURY THAT THE ABOVE INFORMATION IS TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

SIGNED:	/s/ Matthew Hoss	DATE:	04/30/2018
Matthew Hoss
(PRINT NAME)

1	The Reorganized Debtors intend to file an application for a Final Decree (the “Application”) on April 30, 2018 with respect to each of the Reorganized Debtors except (i) San Pedro Bay Pipeline Company, Case No. 17-30249, (ii) Rise Energy Beta, LLC, Case No. 17-30250, and (iii) Beta Operating Company, LLC, Case No. 17-30253 (collectively, the “Remaining Debtors”).

Memorial Production Partners LP, et al.

1Q 2018 Consolidated Cash Flows

Amounts in thousands

	Jan-18	Feb-18	Mar-18	1Q 2018
Beginning Cash Balance	$6,392	$7,767	$12,342	$6,392	2)

Receipts
Collections	$38,870	$37,356	$35,840	$112,066
Other Receipts				—
Borrowing				—

Total Receipts	$38,870	$37,356	$35,840	$112,066

Operating Disbursements
LOE/Capex/Other Op. Ex.	$11,640	$12,310	$14,370	$38,320
G&A	1,200	973	1,554	3,727
Payroll	3,751	5,626	4,139	13,516
Royalties	5,905	6,846	6,186	18,937
Taxes	834	1,025	1,169	3,028

Total Operating Disbursements	$23,330	$26,780	$27,418	$77,528

Non-Operating Disbursements
Restructuring Fees	$—	$—	$—	$—
Bank Fees	—	—	—	—
Debt / Interest Payments	14,165	6,001	15,047	35,213

Total Non-Operating Disbursements	$14,165	$6,001	$15,047	$35,213

Net Plan Disbursements
Plan Effects Receipts	$—	$—	$—	$—
Plan Effects Disbursements	—	—	—	—

Total Net Plan Disbursements	$—	$—	$—	$—

Net Cash Flow	$1,375	$4,575	$(6,625)	$(675)

Ending Cash Balance	$7,767	$12,342	$5,717	$5,717	2)

Notes:

1)	This Disbursement Summary is unaudited and does not purport to represent financial statements prepared in accordance with generally accepted accounting principles nor are they intended to fully reconcile to the financial statements prepared by the Reorganized Debtor (“the Company”). Information contained in the Disbursement Summary has been derived from the Company’s books and records. Therefore, in order to comply with its obligations to provide quarterly reporting during the Chapter 11 case, the Company has prepared this quarterly report using the best information presently available to it. This Disbursement Summary is true and accurate to the best of the Company’s knowledge, information and belief based on current available data. The financial results contained herein are not necessarily indicative of results that may be expected for any other period or for the full year and may not necessarily reflect the consolidated financial results of the Company in the future. The information contained herein is unaudited, limited in scope, and subject to change.

2)	Beginning and Ending Cash Balances reflect only operating bank accounts and exclude restricted cash accounts

UNITED STATES BANKRUPTCY COURT

CASE NAME:	Memorial Production Partners LP, et al.	PETITION DATE:	01/16/17
CASE NUMBER:	17-30262	DISTRICT OF TEXAS:	Southern
PLAN EFFECTIVE DATE:	5/4/2017	DIVISION:	Houston

Disbursement and Fee Summary - 1Q 2018

		Disbursements				Fees In USD
Case Number	Entity Name	Jan-18	Feb-18	Mar-18	1Q18 Total	Fee	Balance Due per UST	Difference
17-30262	Memorial Production Partners LP	—	—	—	—	325	325	—
17-30248	Memorial Production Finance Corporation	—	—	—	—	325	325	—
17-30249	San Pedro Bay Pipeline Company	179,707	105,793	304,353	589,853	4,875	4,875	—
17-30250	Rise Energy Beta, LLC	2,259,248	2,162,878	2,294,388	6,716,514	67,165	13,000	54,165
17-30251	Rise Energy Minerals, LLC	—	—	—	—	325	325	—
17-30252	Rise Energy Operating, LLC	—	—	—	—	325	325	—
17-30253	Beta Operating Company, LLC	1,077,621	1,151,370	1,025,417	3,254,408	32,544	9,750	22,794
17-30254	Columbus Energy, LLC	1,368,578	1,219,440	1,403,111	3,991,129	39,911	10,400	29,511
17-30255	WHT Carthage LLC	—	—	—	—	325	325	—
17-30256	WHT Energy Partners LLC	583,427	506,389	580,763	1,670,580	16,706	6,500	10,206
17-30257	Memorial Energy Services LLC	—	—	—	—	325	325	—
17-30258	Memorial Midstream LLC	—	—	—	—	325	325	—
17-30259	Memorial Production Operating LLC	28,276,320	22,008,378	32,717,760	83,002,458	250,000	30,000	220,000
17-30260	MEMP Services LLC	3,750,940	5,626,422	4,138,808	13,516,170	135,162	13,000	122,162
17-30261	Memorial Production Partners GP LLC	—	—	—	—	325	325	—

	Total	37,495,841	32,780,671	42,464,601	112,741,113	548,963	90,125	458,838

Notes: